Exhibit 99.1

Contacts:

Analysts:	Robert Lentz	Media:	Deb Strohmaier
	614-876-2000		740-549-6074

Greif Reports First Quarter 2013 Results

DELAWARE, Ohio (Feb. 27, 2013) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced results for its first quarter, which ended Jan. 31, 2013. For the first quarter of 2013 compared with the first quarter of 2012:

•	Net sales increased 2 percent led by higher volumes of rigid industrial packaging and paper packaging products;

•	Operating profit increased 14 percent due to higher volumes, improved margins in Paper Packaging and lower restructuring and acquisition-related costs;

•	Net income attributable to Greif, Inc. increased 15 percent to $0.43 per diluted Class A share.

(Dollars in millions, except per share amounts)	Quarter ended Jan. 31,
Selected Financial Highlights	2013	2012[1]
Net sales	$1,008.6	$992.8
Operating profit	64.6	56.5
EBITDA[2]	101.0	95.4
Cash (used in) provided by operating activities	(68.8)	14.0
Net income attributable to Greif, Inc.	24.9	21.7
Diluted Class A earnings per share attributable to Greif, Inc.	$0.43	$0.38

Special items included in the amounts above:
Restructuring charges	($1.3)	($8.9)
Acquisition-related costs	(0.5)	(2.2)
Debt extinguishment charges	(1.3)	—

Total Special items	(3.1)	(11.1)

Total Special items, net of tax	(2.0)	(7.5)

Impact of total Special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$(0.03)	$(0.13)

	Jan. 31, 2013	Oct. 31, 2012[1]
Working capital[3]	$330.6	$202.0
Net working capital[3]	239.0	110.3
Long-term debt	1,305.2	1,175.3
Net debt[4]	1,326.5	1,185.7

David B. Fischer, president and chief executive officer, said, “Operating results for the first quarter of 2013 were slightly ahead of our plan despite extended holiday shutdowns by a number of our major chemical customers, which were longer than normal. Volume growth in the Rigid Industrial Packaging & Services and Paper Packaging segments combined with relatively stable raw material costs and increased efficiencies due to Greif Business System initiatives contributed to our performance. Markets are gradually improving across our business notwithstanding ongoing concerns regarding economic conditions in Western Europe. We continue to manage our cost structure consistent with demand and leverage our global footprint to realize increased profitability.”

[1]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.
[2]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization.
[3]	Working capital represents current assets less current liabilities. Net working capital represents working capital less cash and cash equivalents.
[4]	Net debt represents long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents.

Note:	A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial statements that are a part of this release.

Consolidated Results

Net sales were $1,008.6 million for the first quarter of 2013 compared with $992.8 million for the first quarter of 2012. The 2 percent increase was primarily due to a 3 percent increase in volumes, partially offset by a 1 percent decline in selling prices. The impact of foreign currency translation was immaterial. Higher containerboard prices in paper packaging were more than offset by selling price decreases resulting from the pass-through of lower raw material costs in rigid industrial packaging and flexible products.

Gross profit increased to $187.3 million for the first quarter of 2013 compared with $177.4 million for the first quarter of 2012, principally due to lower raw material costs and improved operating leverage and efficiencies in the first quarter of 2013. Gross profit, as a percent of net sales, was 18.6 percent for the first quarter of 2013 versus 17.9 percent for the first quarter of 2012.

SG&A expenses were $122.6 million for the first quarter of 2013 compared with $113.1 million for the first quarter of 2012. First quarter 2013 employee-related expenses, including performance-based incentive accruals, and information technology expenditures were higher than the same period in 2012, partially offset by lower acquisition-related costs. SG&A expenses, as a percentage of net sales, were 12.2 percent for the first quarter of 2013 compared with 11.4 percent for the first quarter of 2012. Acquisition-related costs of $0.5 million and $2.2 million were included in SG&A expenses for the first quarters of 2013 and 2012, respectively.

First quarter 2013 restructuring charges of $1.3 million were primarily related to the Rigid Industrial Packaging & Services segment. First quarter 2012 restructuring charges of $8.9 million were primarily related to consolidation of operations in the Flexible Products & Services segment and rationalization of operations in the Rigid Industrial Packaging & Services segment.

Operating profit was $64.6 million for the first quarter of 2013 versus $56.5 million for the first quarter of 2012. The $8.1 million increase consisted of Paper Packaging ($7.5 million increase), Land Management ($1.2 million increase), Rigid Industrial Packaging & Services ($1.1 million increase) and Flexible Products & Services ($1.7 million decrease).

EBITDA was $101.0 million for the first quarter of 2013 compared with $95.4 million for the first quarter of 2012. The $5.6 million increase was primarily due to improved results in the Paper Packaging, Rigid Industrial Packaging & Services and Land Management segments, partially offset by lower results in the Flexible Products & Services segment.

Cash used in operating activities was $68.8 million for the first quarter of 2013 compared with cash provided by operating activities of $14.0 million for the same period in 2012. Free cash flow was negative $97.3 million and negative $35.5 million for the first quarters of 2013 and 2012, respectively.

Cash flow in the first quarter of 2013 was negatively impacted by the timing of the sale of accounts receivable under the European Receivable Purchase Agreement and the termination of consignment inventory programs in North America and Asia.

Interest expense, net, was $21.6 million for the first quarter of 2013 compared with $22.9 million for the first quarter of 2012. The decrease was due to lower debt outstanding compared with the first quarter of 2012 and more favorable terms from the company’s December 2012 amended senior secured credit facilities.

There was a non-cash debt extinguishment expense of $1.3 million in the first quarter of 2013 related to completion of the company’s December 2012 amended credit agreement.

Income tax expense was $12.5 million and $11.0 million for the first quarters of 2013 and 2012, respectively. The increase is due to higher income before income tax expense and equity earnings of unconsolidated affiliates, net of tax compared with the first quarter of 2012. The company’s effective tax rate for the first quarter of 2013 was 32.3 percent compared with 32.5 percent in the first quarter of 2012. Cash tax payments for the first quarter of 2013 were $9.0 million; in addition, the company received a $5.0 million refund in the United States related to a credit from fiscal 2009.

Net income attributable to Greif, Inc. was $24.9 million, or $0.43 per diluted Class A share and $0.63 per diluted Class B share, for the first quarter of 2013 versus $21.7 million, or $0.38 per diluted Class A share and $0.55 per diluted Class B share, for the first quarter of 2012.

Segment Results

Rigid Industrial Packaging & Services

Net sales of $704.4 million for the first quarter of 2013 were similar to the same period in 2012. A 4 percent increase in volumes was offset by the combination of a 3 percent decrease in selling prices and a 1 percent negative impact of foreign currency translation. Economic conditions and market pressure continued to impact volumes in Europe, partially offsetting volume increases in other regions. Selling prices decreased due to lower raw material costs.

Gross profit was $120.3 million for the first quarter of 2013 compared with $119.3 million for the first quarter of 2012. Gross profit margin was 17.1 percent and 17.0 percent for the first quarters of 2013 and 2012, respectively.

Operating profit increased to $32.1 million for the first quarter of 2013 from $31.0 million for the first quarter of 2012. The $1.1 million increase was primarily due to lower restructuring and acquisition-related costs.

There were $1.2 million of restructuring charges for the first quarter of 2013, primarily related to rationalization of operations, compared with $7.3 million for the same period last year. There were $0.5 million and $1.7 million of acquisition-related costs for the first quarters of 2013 and 2012, respectively.

EBITDA was $55.2 million for the first quarter of 2013 compared with $56.5 million for the same period in 2012. EBITDA for both periods was affected by the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $26.9 million for the first quarter of 2013 compared with $25.9 million for the same period in 2012.

Flexible Products & Services

Net sales were $111.4 million for the first quarter of 2013 compared with $114.8 million for the first quarter of 2012. The 3 percent decrease was primarily due to lower selling prices (2 percent) and the negative impact of foreign currency translation (1 percent). Volumes were lower for polywoven products due to the impact of market conditions, especially in Asia, Australia and the Americas, partially offset by slightly improved volumes in Europe. Volumes were stronger for multiwall bags in the United States due to late season orders. Selling prices for polywoven products increased slightly due to favorable product mix while selling prices for multiwall bags decreased due to changes in customer mix and market pressure in the United States.

Gross profit was $20.9 million and $23.7 million for the first quarters of 2013 and 2012, respectively. Gross profit margin decreased to 18.7 percent for the first quarter of 2013 from 20.6 percent for the first quarter of 2012. The decrease in gross profit was primarily due to lower polywoven revenue, change in customer mix, pricing pressure in multiwall bags and higher production costs due to ongoing consolidation of operations in the polywoven businesses and costs related to the fabric hub in Saudi Arabia.

Operating profit was $0.6 million and $2.3 million for the first quarters of 2013 and 2012, respectively. The $1.7 million decrease compared with the same period last year was primarily due to lower polywoven product volumes, higher production costs related to the ongoing consolidation of operations and start-up costs related to new facilities, including the fabric hub in Saudi Arabia, partially offset by lower restructuring charges and acquisition-related costs.

There were $0.1 million of restructuring charges for the first quarter of 2013 compared with $1.6 million for the same period last year. There were no acquisition-related costs for the first quarter of 2013 compared with $0.5 million in the first quarter of 2012.

EBITDA was $3.8 million and $6.5 million for the first quarters of 2013 and 2012, respectively. EBITDA for both periods was affected by the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $3.5 million and $3.9 million for the first quarters of 2013 and 2012, respectively.

Paper Packaging

Net sales were $184.2 million for the first quarter of 2013 compared with $168.1 million for the first quarter of 2012. The 10 percent increase was due to higher selling prices and change in product mix (7 percent) and a 3 percent increase in volumes. Full implementation of a containerboard price increase was achieved by the end of the first quarter of 2013.

Gross profit was $41.4 million and $31.2 million for the first quarters of 2013 and 2012, respectively. Gross profit margin increased to 22.5 percent for the first quarter of 2013 from 18.6 percent for the first quarter of 2012. This increase was primarily due to higher selling prices coupled with lower raw material costs.

Operating profit increased 37 percent to $27.7 million for the first quarter of 2013 from $20.2 million for the first quarter of 2012, primarily due to higher selling prices, higher volumes and lower raw material costs.

EBITDA increased to $36.7 million for the first quarter of 2013 compared with $28.4 million for the first quarter of 2012 for the same reasons that contributed to the increase in the segment’s operating profit. Depreciation, depletion and amortization expense was $8.0 million and $7.9 million for the first quarters of 2013 and 2012, respectively.

Land Management

Net sales were $8.6 million for the first quarter of 2013 compared with $6.5 million for the first quarter of 2012, primarily due to increased timber sales resulting from customer demand and weather conditions favoring the ability to access the company’s timberlands.

Operating profit increased to $4.2 million for the first quarter of 2013 from $3.0 million for the first quarter of 2012, primarily due to an increase in timber sales. Special use property disposals were $0.2 million versus $0.4 million for the first quarter of 2013 and 2012, respectively.

EBITDA was $5.3 million and $4.0 million for the first quarter of 2013 and 2012, respectively. This increase was due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $1.1 million and $1.0 million for the first quarter of 2013 and 2012, respectively.

Other Financial Information

Long-term debt was $1,305.2 million at Jan. 31, 2013 compared with $1,414.3 million on the same date in 2012 and $1,175.3 million at Oct. 31, 2012. During the first quarter of 2013, long-term debt increased $129.9 million from the fiscal year-end 2012 amount, primarily due to the company’s working capital requirements.

Capital expenditures were $28.5 million and there were no timberland purchases for the first quarter of fiscal 2013 compared with capital expenditures of $46.9 million, excluding timberland purchases of $2.6 million, for the first quarter of fiscal 2012. Depreciation, depletion and amortization expense was $39.5 million and $38.7 million for the first quarters of fiscal 2013 and 2012, respectively.

On Feb. 25, 2013, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. These dividends are payable on April 1, 2013, to stockholders of record at close of business on March 18, 2013.

Company Outlook

For fiscal 2013, we anticipate an increase in volumes versus the prior year reflecting modest global economic growth plus relatively stable raw material costs and improved operating performance. We reaffirm our outlook for fiscal 2013 that EBITDA will be between $450 million and $500 million based on the factors previously described in our Dec. 11, 2012, news release.

Conference Call

The company will host a conference call to discuss the first quarter of 2013 results on Feb. 28, 2013, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center. A replay of the conference call will be available on the company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, corrugated and multiwall containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this news release, including without limitation statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business; (ii) historically, our business has been sensitive to changes in general economic or business conditions; (iii) our operations are subject to currency exchange and political risks that could adversely affect our results of operations; (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure; (v) we operate in highly competitive industries; (vi) our business is sensitive to changes in industry demands; (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs; (viii) we may encounter difficulties arising from acquisitions; (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful; (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition; (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit; (xii) our ability to attract, develop and retain talented employees, managers and executives is critical to our success; (xiii) our business may be adversely impacted by work stoppages and other labor relations matters; (xiv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage; (xv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems; (xvi) legislation/regulation related to climate change, environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance; (xvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance; (xviii) we may incur fines or penalties, damage to reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws; (xix) changing climate conditions may adversely affect our operations and financial performance; and (xx) the frequency and volume of our timber and timberland sales will impact our financial performance. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended Oct. 31, 2012 and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Quarter ended Jan. 31,
	2013	2012[5]
Net sales	$1,008.6	$992.8
Cost of products sold	821.3	815.4

Gross profit	187.3	177.4
Selling, general and administrative expenses	122.6	113.1
Restructuring charges	1.3	8.9
(Gain) on disposal of properties, plants and equipment, net	(1.2)	(1.1)

Operating profit	64.6	56.5
Interest expense, net	21.6	22.9
Debt extinguishment charges	1.3	—
Other (income) expense, net	3.1	(0.2)

Income before income tax expense and equity earnings of unconsolidated affiliates, net	38.6	33.8
Income tax expense	12.5	11.0
Equity earnings of unconsolidated affiliates, net of tax	0.1	—

Net income	26.2	22.8
Net (income) attributable to noncontrolling interests	(1.3)	(1.1)

Net income attributable to Greif, Inc.	$24.9	$21.7

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.43	$0.38
Class B Common Stock	$0.63	$0.55
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.43	$0.38
Class B Common Stock	$0.63	$0.55
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.3	25.1
Class B Common Stock	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.4	25.2
Class B Common Stock	22.1	22.1

[5]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	Jan. 31, 2013	Oct. 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$91.6	$91.7
Trade accounts receivable	443.0	453.9
Inventories	389.3	374.3
Current portion related party notes receivable	2.5	2.5
Other current assets	200.1	141.6

	1,126.5	1,064.0

LONG-TERM ASSETS
Goodwill	996.3	976.1
Intangible assets	195.2	198.6
Related party note receivable	15.0	15.7
Assets held by special purpose entities	50.9	50.9
Other long-term assets	132.8	131.9

	1,390.2	1,373.2

PROPERTIES, PLANTS AND EQUIPMENT	1,426.2	1,419.7

	$3,942.9	$3,856.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$392.9	$466.1
Short-term borrowings	102.9	77.1
Current portion of long-term debt	10.0	25.0
Other current liabilities	290.1	293.8

	795.9	862.0

LONG-TERM LIABILITIES
Long-term debt	1,305.2	1,175.3
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	460.3	455.9

	1,808.8	1,674.5

SHAREHOLDERS’ EQUITY	1,338.2	1,320.4

	$3,942.9	$3,856.9

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(Dollars in millions)

	Quarter ended Jan. 31,
	2013	2012[6]
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26.2	$22.8
Depreciation, depletion and amortization	39.5	38.7
Other non-cash adjustments to net income	4.8	(6.1)
(Decrease) in cash from changes in certain assets and liabilities and other	(139.3)	(41.4)

Net cash (used in) provided by operating activities	(68.8)	14.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants, equipment and timber properties	(28.5)	(49.5)
Issuance (payments) of notes receivable to related party	0.1	(12.6)
Other	1.0	1.3

Net cash used in investing activities	(27.4)	(60.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on debt, net	122.9	63.8
Payment of deferred purchase price related to acquisitions	—	(14.3)
Dividends paid	(24.4)	(24.3)
Other	(3.4)	0.2

Net cash provided by financing activities	95.1	25.4

EFFECTS OF EXCHANGE RATES ON CASH	1.0	(2.0)
Net decrease in cash and cash equivalents	(0.1)	(23.4)
Cash and cash equivalents at beginning of the period	91.7	127.4

Cash and cash equivalents at end of the period	$91.6	$104.0

[6]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

UNAUDITED

(Dollars in millions)

Financial Highlights by Segment

	Quarter ended Jan. 31,
	2013	2012[7]
Net sales:
Rigid Industrial Packaging & Services	$704.4	$703.4
Flexible Products & Services	111.4	114.8
Paper Packaging	184.2	168.1
Land Management	8.6	6.5

Total net sales	$1,008.6	$992.8

Operating profit:
Rigid Industrial Packaging & Services	$32.1	$31.0
Flexible Products & Services	0.6	2.3
Paper Packaging	27.7	20.2
Land Management	4.2	3.0

Total operating profit	$64.6	$56.5

EBITDA[8]:
Rigid Industrial Packaging & Services	$55.2	$56.5
Flexible Products & Services	3.8	6.5
Paper Packaging	36.7	28.4
Land Management	5.3	4.0

Total EBITDA	$101.0	$95.4

Special Items by Segment

	Quarter ended Jan. 31,
	2013	2012[7]
Rigid Industrial Packaging & Services
Restructuring charges	$1.2	$7.3
Acquisition-related costs	0.5	1.7
Debt extinguishment charges	0.9	—

Total special Items	2.6	9.0
Flexible Products & Services
Restructuring charges	0.1	1.6
Acquisition-related costs	—	0.5
Debt extinguishment charges	0.2	—

Total special Items	0.3	2.1
Paper Packaging
Debt extinguishment charges	0.2	—

Total special Items	$0.2	$—

Total special items	$3.1	$11.1

[7]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.
[8]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result. See table of Segment EBITDA for reconciliation.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

WORKING CAPITAL

UNAUDITED

(Dollars in millions)

	Jan. 31, 2013	Oct. 31, 2012
Current assets	$1,126.5	$1,064.0
Less: current liabilities	795.9	862.0

Working capital	330.6	202.0
Less: cash and cash equivalents	91.6	91.7

Net working capital	$239.0	$110.3

Long-term debt	$1,305.2	$1,175.3
Plus: current portion of long-term debt	10.0	25.0
Plus: short-term borrowings	102.9	77.1
Less: cash and cash equivalents	91.6	91.7

Net debt	$1,326.5	$1,185.7

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA9

UNAUDITED

(Dollars in millions)

	Quarter ended Jan. 31,
	2013	2012[10]
Net income	$26.2	$22.8
Plus: interest expense, net	21.6	22.9
Plus: income tax expense	12.5	11.0
Plus: depreciation, depletion and amortization expense	39.5	38.7
Plus: debt extinguishment charges	1.3	—
Less: equity earnings of unconsolidated affiliates, net of tax	0.1	—

EBITDA	101.0	95.4

Net income	$26.2	$22.8
Plus: interest expense, net	21.6	22.9
Plus: income tax expense	12.5	11.0
Plus: other expense (income), net	3.1	(0.2)
Plus: debt extinguishment charges	1.3	—
Less: equity earnings of unconsolidated affiliates, net of tax	0.1	—

Operating profit	64.6	56.5
Less: other expense (income), net	3.1	(0.2)
Plus: depreciation, depletion and amortization expense	39.5	38.7

EBITDA	101.0	95.4

[9]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization.
[10]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA11

UNAUDITED

(Dollars in millions)

	Quarter ended Jan. 31,
	2013	2012[12]
Rigid Industrial Packaging & Services
Operating profit	$32.1	$31.0
Less: other (income) expense, net	3.8	0.4
Plus: depreciation and amortization expense	26.9	25.9

EBITDA	55.2	56.5
Flexible Products & Services
Operating profit	$0.6	$2.3
Less: other (income) expense, net	0.3	(0.3)
Plus: depreciation and amortization expense	3.5	3.9

EBITDA	3.8	6.5
Paper Packaging
Operating profit	$27.7	$20.2
Less: other (income) expense, net	(1.0)	(0.3)
Plus: depreciation and amortization expense	8.0	7.9

EBITDA	36.7	28.4
Land Management
Operating profit	$4.2	$3.0
Less: other (income) expense, net	—	—
Plus: depreciation, depletion and amortization expense	1.1	1.0

EBITDA	$5.3	$4.0

Consolidated EBITDA	$101.0	$95.4

[11]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[12]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

GEOGRAPHIC EBITDA13

UNAUDITED

(Dollars in millions)

	Quarter ended Jan. 31,
	2013	2012[14]
North America
Operating profit	$45.4	$41.0
Less: other (income) expense, net	5.9	2.8
Plus: depreciation and amortization expense	18.6	18.0

EBITDA	58.1	56.2
Europe, Middle East and Africa
Operating profit	$14.3	$15.8
Less: other (income) expense, net	(3.8)	(3.0)
Plus: depreciation and amortization expense	15.0	15.4

EBITDA	33.1	34.2
Asia Pacific and Latin America
Operating profit	$4.9	$(0.3)
Less: other (income) expense, net	1.0	—
Plus: depreciation and amortization expense	5.9	5.3

EBITDA	$9.8	$5.0

Consolidated EBITDA	$101.0	$95.4

[13]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by geography, this table calculates EBITDA by geography with reference to operating profit by geography, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[14]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOWS

UNAUDITED

(Dollars in millions)

	Quarter ended Jan. 31,
	2013	2012[15]
Net cash (used in) provided by operating activities	$(68.8)	$14.0
Less: Purchases of properties, plants, equipment and timber properties	(28.5)	(49.5)

Free Cash Flows	$(97.3)	$(35.5)

[15]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Quarter ended Jan. 31,
	2013	2012[16]
Net sales:
North America	$476.1	$453.5
Europe, Middle East and Africa	370.6	378.3
Asia Pacific and Latin America	161.9	161.0

Total net sales	$1,008.6	$992.8

Operating profit:
North America	$45.4	$41.0
Europe, Middle East and Africa	14.3	15.8
Asia Pacific and Latin America	4.9	(0.3)

Total operating profit	$64.6	$56.5

EBITDA[17]:
North America	$58.1	$56.2
Europe, Middle East and Africa	33.1	34.2
Asia Pacific and Latin America	9.8	5.0

Total EBITDA	$101.0	$95.4

Notes:	The North America region includes businesses from Rigid Industrial Packaging & Services, Paper Packaging, Flexible Products & Services and Land Management.

The Europe, Middle East and Africa region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

The Asia Pacific and Latin America region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

[16]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.
[17]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by geography, this table calculates EBITDA by geography with reference to operating profit by geography, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result. See table of Geographic EBITDA for reconciliation.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT AND EBITDA BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Quarter ended Jan. 31,
	2013	2012[18]
Operating profit:
Rigid Industrial Packaging & Services	$32.1	$31.0
Flexible Products & Services	0.6	2.3
Paper Packaging	27.7	20.2
Land Management	4.2	3.0

Total operating profit	64.6	56.5

Restructuring charges:
Rigid Industrial Packaging & Services	1.2	7.3
Flexible Products & Services	0.1	1.6

Total restructuring charges	1.3	8.9

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.5	1.7
Flexible Products & Services	—	0.5

Total acquisition-related costs	0.5	2.2

Operating profit before special items[19]:
Rigid Industrial Packaging & Services	33.8	40.0
Flexible Products & Services	0.7	4.4
Paper Packaging	27.7	20.2
Land Management	4.2	3.0

Total operating profit before special items	$66.4	$67.6

EBITDA[20]:
Rigid Industrial Packaging & Services	$55.2	$56.5
Flexible Products & Services	3.8	6.5
Paper Packaging	36.7	28.4
Land Management	5.3	4.0

Total EBITDA	101.0	95.4

Restructuring charges:
Rigid Industrial Packaging & Services	1.2	7.3
Flexible Products & Services	0.1	1.6

Total restructuring charges	1.3	8.9

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.5	1.7
Flexible Products & Services	—	0.5

Total acquisition-related costs	0.5	2.2

Debt extinguishment charges:
Rigid Industrial Packaging & Services	0.9	—
Flexible Products & Services	0.2	—
Paper Packaging	0.2	—

Total debt extinguishment charges	1.3	—

EBITDA before special items[21]:
Rigid Industrial Packaging & Services	57.8	65.5
Flexible Products & Services	4.1	8.6
Paper Packaging	36.9	28.4
Land Management	5.3	4.0

Total EBITDA before special items	$104.1	$106.5

[18]	As restated. See Notes 18 and 19 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2012.
[19]	Operating profit before special items is defined as operating profit plus restructuring charges plus acquisition-related costs plus non-cash asset impairment charges.
[20]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[21]	EBITDA before special items is defined as EBITDA plus restructuring charges plus acquisition-related costs plus debt extinguishment charges.